UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2007 (June 26, 2007)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

199 Benson Road, Middlebury, Connecticut		06749
(Address of principal executive offices)		(Zip Code)

(203) 573-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

New Segment Presentation

Effective for the quarter ending June 30, 2007, Chemtura Corporation (the Company) will realign its segment presentation to reflect the changes to its organizational structure announced on April 4, 2007 and its anticipated divestiture of its EPDM and Celogen® foaming agents businesses.  The new segments are: Polymer Additives, Performance Specialties, Consumer Products, Crop Protection and Other.

Polymer Additives are chemical additives designed to improve the performance of polymers in their end-use applications.  Polymer additives products include antioxidants, flame retardants, heat stabilizers, impact modifiers, polymerization catalysts and inhibitors, surfactants, processing aids and UV stabilizers.  The products are sold directly to polymer manufacturers and compounders or through plastic industry distributors.

Performance Specialties are engineered chemical solutions.  Performance Specialties include petroleum additives that provide detergency, friction modification and corrosion protection in motor oils, greases, refrigeration and turbine lubricants; castable urethane prepolymers engineered to provide superior abrasion resistance and durability in many industrial and recreational applications; polyurethane dispersions used in various types of coatings such as clear floor finishes, high-gloss paints and textiles treatments.  These products are sold directly to manufacturers and through distribution channels.

Consumer Products are performance chemicals that are sold to consumers for in-home and outdoor use.  Consumer Products include recreational water purification products sold under a variety of branded labels through local dealers and large retailers to assist consumers in the maintenance of their pools and spas; and branded cleaners and degreasers sold primarily through mass merchants to consumers for home cleaning.

Crop Protection develops, supplies, registers and sells agricultural chemicals formulated for specific crops in various geographic regions for the purpose of enhancing quality and improving yields.  The business focuses on worldwide markets that use seed treatments, fungicides, insecticides (including miticides), growth regulators and herbicides.  These products are sold directly to growers and to major distributors in the agricultural sector.

Other consists of the Company’s non-core businesses that are in the process of being sold or are undergoing strategic assessment.  This category includes EPDM, Celogen® foaming agents, fluorine chemicals, optical monomers and industrial water additives.  The Company’s industrial water additives business was sold in the second quarter of 2006, but the Company continues to receive revenues under supply agreements with the purchaser.

Financial and other information reflecting the realignment of the Company’s historical segments presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Non-GAAP Financial Measures

The information presented in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP).  These non-GAAP financial measures consist of adjusted results of operations of the Company that exclude certain expenses, gains and losses that may not be indicative of the core operations of the Company.  Excluded items include facility closures, severance and related costs, antitrust costs, merger costs, increased depreciation due to the change in useful life of assets, unusual and non-recurring settlements, asset impairments, the accelerated recognition of asset retirement obligations and gains and losses on disposition of business units.  The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends.  In addition, management uses these non-GAAP financial measures internally to allocate resources and evaluate the performance of the Company’s operations.  While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP.  In addition, these non-GAAP financial measures may differ from similarly titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries.

Item 9.01  Financial Statements and Exhibits

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(d)         Exhibits

Exhibit Number	Exhibit Description

99.1	Historical Segment Information for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006 and March 31, 2007 and the fiscal year ended December 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By	/s/ Barry J. Shainman
Name:	Barry J. Shainman
Title:	Vice President and Secretary

Date: June 26, 2007

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Historical Segment Information for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006 and the fiscal year ended December 31, 2006